Flexible Premium
                                                            Deferred Combination
                                                              Variable and Fixed
                                                                Annuity Contract
RELIASTAR
LIFE INSURANCE COMPANY
OF NEW YORK

A Stock Company
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Annuitant                  Owner
   [Thomas J. Doe]            [John Q. Doe]

--------------------------------------------------------------------------------
   Initial Premium          Annuity Option             Annuity Commencement Date
   [$10,000]                [Life 10-Year Certain]     [January 1, 2026]
--------------------------------------------------------------------------------
   Separate Account(s)                                 Contract Number
   Separate Account NY-B and the Fixed Account         [123456]
--------------------------------------------------------------------------------

This is a legal Contract between you and us. Please read it carefully. In this Contract you or your refers to the Owner shown above. We, our or us refers to Reliastar Life Insurance Company of New York. Our home office is at 1000
Woodbury Rd., Woodbury, N.Y., 11797. You may allocate this Contract's Accumulation Value among the Variable Separate Account, the General Account and the Fixed Account shown in the Schedule.

If this Contract is in force, we will make income payments to you starting on the Annuity Commencement Date as shown in the Schedule. If you die prior to the Annuity Commencement Date, we will pay a death benefit to the Beneficiary. The amount of such benefit is subject to the terms of this Contract.

There will be deductions from the Separate Account for mortality and expense risk as well as administrative charges. See the Schedule.

On the Annuity Commencement Date, if a Variable Annuity payment is chosen, you may elect an Assumed Interest Rate (AIR) of 3.5% or 5.0%. If the portion of any Variable Annuity payment for any Variable Separate Account Division is not to decrease, the annuity return factor under the Separate Account for that Division must be: (a) 4.90% on an annual basis which includes an annual return of up to 0.15% to offset the administrative charge set at the time Annuity Payments commence, if an AIR of 3.5% is chosen; or (b) 6.40% on an annual basis which includes an annual return of up to 0.15% to offset the administrative charge set at the time Annuity Payments commence, if an AIR of 5.0% is chosen. Provisions regarding Annuity Benefits are found at page 25.

All payments and values, when based on the investment experience of a Variable Separate Account Division, may increase or decrease in dollar amount, depending on the Contract's investment results. A Market Value Adjustment will be applied to a Fixed Allocation of the Fixed Account upon withdrawal, transfer or application to an Income Plan if made more than thirty days prior to such Fixed Allocation's Maturity Date. The operation of the Market Value Adjustment may cause payments and values based on the Fixed Account to increase or decrease. Provisions regarding the Market Value Adjustment are found on page 13.

RIGHT TO EXAMINE THIS CONTRACT: You may return this Contract to us or the agent through whom you purchased it within 10 days after you receive it. If so returned, we will treat the Contract as though it were never issued. Upon receipt we will promptly refund the Accumulation Value, adjusted for any Market Value Adjustment, plus any charges we have deducted as of the effective date of cancellation.




                                Secretary: /s/Paula Cludrey-Engelke
Customer Service Center
1475 Dunwoody Drive
West Chester, PA  19380         President: /s/James R. Gelder
1-800-366-0066
--------------------------------------------------------------------------------
FLEXIBLE PREMIUM DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY CONTRACT
- NO DIVIDENDS

Variable Cash Surrender Values while the Annuitant and Owner are living and prior to the Annuity Commencement Date. Death Benefit subject to guaranteed minimum. Partial Withdrawal Option. Non-participating. Investment results reflected in values.

RLNY-IA-1080

                                                   Contract Contents
------------------------------------------------------------------------------------------------------------------------

The Schedule                                                                 Your Contract Benefits....................16
         Payment and Investment Information.....................3A                Cash Value Benefit
         The General Account....................................3B                Partial Withdrawal Option
         Contract Facts.........................................3C                Proceeds Payable to the Beneficiary
         Charges and Fees.......................................3D
         Income Plan Factors....................................3E           Benefit Option Packages...................18
                                                                                  Election of Benefit Option Packages
                                                                                  Description of Benefit Package I
Important Terms..................................................4                Description of Benefit Package II
                                                                                  Description of Benefit Package III
Introduction to this Contract....................................6
         The Contract                                                        Choosing an Income Plan..................25
         The Owner                                                                Annuity Benefits
         The Annuitant                                                            Annuity Commencement Date Selection
         The Beneficiary                                                          Frequency Selection
         Death of Owner                                                           The Income Plan
         Change of Owner or Beneficiary                                           The Annuity Options
Premium Payments and Allocation Changes .........................8                Payment When Named Person Dies

         Initial Premium Payment                                           Other Important Information................28
         Additional Premium Payments                                              Sending Notice to Us
         Your Right to Change Allocation of                                       Reports to Owner
           Accumulation Value                                                     Assignment - Using this Contract
         What Happens if a Variable Separate Account                              as Collateral Security
           Division is Not Available                                              Changing this Contract
         Restricted Funds                                                         Contract Changes - Applicable Tax Law
         Thresholds                                                               Misstatement of Age or Sex
         Dollar Cap                                                               Non-Participating
         Premium Threshold                                                        Contestability
         Allocation Threshold                                                     Payments We May Defer
         Thresholds - Effect on Withdrawals                                       Authority to Make Agreements
         Threshold Processing                                                     Required Note on Our Computations

How We Measure the Contract's
   Accumulation Value...........................................11
         The Variable Separate Accounts
         The General Account
         Valuation Period
         Accumulation Value
         Accumulation Value in each Division and
           Fixed Allocation
         Fixed Account
         Measurement of Investment Experience
         Charges Deducted from Accumulation Value on
           each Contract Processing Date

Copies of any additional Riders and Endorsements are at the back of this Contract.

The Schedule

The Schedule gives specific facts about this Contract and its coverage. Please refer to the Schedule while reading this Contract.


RLNY-IA-1080                          2

                                  The Schedule
                       Payment and Investment Information

--------------------------------------------------------------------------------
   Annuitant               Owner
   [Thomas J. Doe]         [John Q. Doe]
--------------------------------------------------------------------------------
   Annuitant's Issue Age   Annuitant's Sex            Owner's Issue Age
   [55]                    [Male]                     [35]
--------------------------------------------------------------------------------
   Initial Premium         Annuity Option             Annuity Commencement Date
   [$10,000]               [Life 10-Year Certain]     [January 1, 2026]
-------------------------------------------------------------------------------
   Contract Date           Issue Date                 Residence Status
   [January 1, 1996]       [January 1, 1996]          [New York]
--------------------------------------------------------------------------------
   Schedule Date           Benefit Option Package
   [January 1, 1996]       [III]
--------------------------------------------------------------------------------
   Separate Account(s)                                Contract Number
   Separate Account NY-B and the Fixed Account        [123456]

INITIAL INVESTMENT

Initial Premium Payment received:             [$10,000]

Your initial Accumulation Value has been invested as follows:

                                                Percentage of
          Divisions                           Accumulation Value
        [Liquid Asset                                95%
  Fixed Allocation - 1 Year]                         5%]

--------------------------------------- --------------------------------

             Total                                   100%

RLNY-IA-1080                           3A1

                                  The Schedule
                 Payment and Investment Information (continued)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Annuitant              Owner
    [Thomas J. Doe]        [John Q. Doe]
--------------------------------------------------------------------------------
    Initial Premium        Annuity Option              Annuity Commencement Date
    [$10,000]              [Life 10-Year Certain]      [January 1, 2026]
--------------------------------------------------------------------------------
 Separate Account(s)                                  Contract Number
 Separate Account NY-B and the Fixed Account          [123456]

ADDITIONAL PREMIUM PAYMENT INFORMATION

Except in the case of a Contract issued as an IRA, we will accept additional Premium Payments until either you or the Annuitant reaches the Attained Age of
86. The minimum additional payment which may be made is $500.00.

If this Contract is issued as an IRA, no contributions may be made for the taxable year in which you attain age 70 1/2 and thereafter (except for rollover contributions). The minimum additional payment which may be made to a Contract issued as an IRA is $50.00

Any additional payment which would cause the Contract's Accumulation Value to exceed $1,000,000 requires our prior approval.

RLNY-IA-1080                          3A2

                                  The Schedule
                               The General Account
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Annuitant             Owner
    [Thomas J. Doe]       [John Q. Doe]
--------------------------------------------------------------------------------
    Initial Premium        Annuity Option              Annuity Commencement Date
    [$10,000]              [Life 10-Year Certain]      [January 1, 2026]
--------------------------------------------------------------------------------
    Separate Account(s)                                Contract Number
    Separate Account NY-B and the Fixed Account        [123456]

General Account

Guaranteed Interest Division
A Guaranteed Interest Division provides an annual minimum interest rate of 3%. At our sole discretion, we may periodically declare higher interest rates for specific Guarantee Periods. Such rates will apply to periods following the date of declaration. Any declaration will be by class and will be based on our future expectations.

Limitations of Allocations
We reserve the right to restrict allocations into and out of the General Account. Such limits may be dollar restrictions on allocations into the General Account or we may restrict reallocations into the General Account.

Transfers from a Guaranteed Interest Division
We currently require that an amount allocated to a Guarantee Period not be transferred until the Maturity Date, except pursuant to our published rules. We reserve the right not to allow amounts previously transferred from a Guaranteed Interest Division to the Variable Separate Account Divisions or to a Fixed Allocation to be transferred back to a Guaranteed Interest Division for a period of at least six months from the date of transfer.

RLNY-IA-1080                          3B

                                  The Schedule
                                 Contract Facts
--------------------------------------------------------------------------------
         Annuitant           Owner
         [Thomas J. Doe]     [John Q. Doe]

--------------------------------------------------------------------------------
         Initial Premium      Annuity Option           Annuity Commencement Date
         [$10,000]           [Life 10-Year Certain]    [January 1, 2026]
--------------------------------------------------------------------------------
         Separate Account(s)                           Contract Number
         Separate Account NY-B and the Fixed Account   [123456]

CONTRACT FACTS

Contract Processing Date
The Contract Processing Date for your Contract is [April 1] of each year.

Specially Designated Division
When a distribution is made from an investment portfolio underlying a Separate Account Division in which reinvestment is not available, we will allocate the amount of the distribution to the [Liquid Asset Division] unless you specify otherwise.

PARTIAL WITHDRAWALS
The maximum amount that can be withdrawn each Contract Year without being considered an Excess Partial Withdrawal is described below. We will collect a Surrender Charge for Excess Partial Withdrawals and a charge for any unrecovered Premium Taxes. In no event may a Partial Withdrawal be greater than 90% of the Cash Surrender Value. After a Partial Withdrawal, the remaining Accumulation Value must be at least $100 to keep the Contract in force.

Systematic Partial Withdrawals and Conventional Partial Withdrawals may not be taken in the same Contract Year.

To determine the Surrender Charge on Excess Partial Withdrawals, the withdrawals will occur in the following order:

    (1)  The Free Amount;
    (2)  Premium Payments made seven or more years prior to the withdrawal;
    (3)  Premium Payments made less than seven years prior to withdrawal; and
    (4)  Any Remaining Accumulation Value.

Free Amounts are not treated as withdrawals of Premium Payments for purposes of calculating any Surrender Charge.

Conventional Partial Withdrawals
Minimum Withdrawal Amount: $100.

The maximum amount that can be taken as a Conventional Partial Withdrawal each Contract Year without being considered an Excess Partial Withdrawal is the Free Amount, equal to 10% of the Contract's Accumulation Value, determined as of the date of withdrawal. If Benefit Option Package III is elected, any percentage of the Free Amount not taken in any Contract Year, calculated as of the last withdrawal in that year, will accumulate to a maximum of 30%. If Option III is elected after the Contract Date, this right of accumulation will begin on the date Option III is elected.

Any Conventional Partial Withdrawal is subject to a Market Value Adjustment unless withdrawn from a Fixed Allocation within 30 days prior to the Maturity Date.

RLNY-IA-1080                         3C1

                                  The Schedule
                           Contract Facts (continued)

--------------------------------------------------------------------------------
      Annuitant              Owner
      [Thomas J. Doe]        [John Q. Doe]
--------------------------------------------------------------------------------
      Initial Premium        Annuity Option           Annuity Commencement Date
      [$10,000]              [Life 10-Year Certain]   [January 1, 2026]
--------------------------------------------------------------------------------
      Separate Account(s)                             Contract Number
      [Separate Account NY-B and the Fixed Account    [123456]

Systematic Partial Withdrawals
Systematic Partial Withdrawals may be elected to commence after 28 days from the Contract Issue Date and may be taken on a monthly, quarterly or annual basis. You select the day withdrawals will be made, but no later than the 28th day of the month. If you do not elect a day, the same day of the month as the Contract Date will be used.

Maximum Withdrawal Amounts:

     Variable Separate Account Divisions:            .833% of Accumulation Value monthly, 2.5% of Accumulation Value quarterly or 10% of Accumulation Value annually.

     Fixed Allocations and                           Interest earned on a Fixed Allocation or Guaranteed Interest
     Guaranteed Interest Divisions                   Division for the prior month, quarter or year (depending on the frequency selected).


The Maximum Withdrawal Amount available as a Systematic Partial Withdrawal is 10% of Accumulation Value not previously withdrawn. Systematic Partial Withdrawals from Fixed Allocations are not subject to a Market Value Adjustment. A Systematic Partial Withdrawal in excess of the Free Amount may be subject to a Surrender Charge.

IRA Partial Withdrawals for Qualified Plans Only
Partial Withdrawals may be taken from a Contract issued as an IRA on a monthly, quarterly or annual basis. Such IRA Partial Withdrawals will not be subject to Surrender Charges to the extent that they do not exceed the maximum amount allowed under the Systematic Partial Withdrawal option or the Free Amount. A minimum withdrawal of $100.00 is required. You select the day the withdrawals will be made, but no later than the 28th day of the month. If you do not elect a day, the same day of the month as the Contract Date will be used. Systematic Partial Withdrawals and Conventional Partial Withdrawals are not allowed when IRA Partial Withdrawals are being taken. An IRA Partial Withdrawal from a Fixed Allocation or Guaranteed Interest Division in excess of interest credited to such accounts may be subject to a Market Value Adjustment.

Choosing an Income Plan
Required Date of Annuity Commencement Distributions from a Contract funding a qualified plan must commence no later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2. Otherwise, the Annuity Commencement Date may be no later than the same date as the Contract Processing Date in the month following the later of the Annuitant's 90th birthday or 10 years after the last Premium Payment. In applying the Accumulation Value, we may first collect any Premium Taxes due us. If, on the Annuity Commencement Date, a Surrender Charge remains, your elected Annuity Option must include a period certain of at least five years duration.

Minimum Annuity Income Payment
The minimum initial monthly annuity income payment that we will make is $50. The minimum total income payments in any one year is $250. We have the right to increase these minimums based upon increases reflected in the Consumer Price Index - Urban (CPI-U) since July 1, 1993.

RLNY-IA-1080                         3C2

                                  The Schedule
                           Contract Facts (continued)
--------------------------------------------------------------------------------
         Annuitant           Owner
         [Thomas J. Doe]     [John Q. Doe]
--------------------------------------------------------------------------------
         Initial Premium      Annuity Option           Annuity Commencement Date
         [$10,000]            [Life 10-Year Certain]   [January 1, 2026]
--------------------------------------------------------------------------------
         Separate Account(s)                           Contract Number
         Separate Account NY-B and the Fixed Account   [123456]

Dollar Cost Averaging

You may elect to participate in our Dollar Cost Averaging (DCA) program which permits you to systematically transfer amounts from the [Liquid Asset Division], or from a Fixed Allocation of the Fixed Account with a six month or one year Guarantee Period (referred to as "Source Accounts"), to one or more of the Variable Separate Account Divisions as specified by you subject to the following provisions:

(a)      The Accumulation Value in the Source Account must be at least $1,200.
(b) You elect the amount to be transferred. A minimum monthly transfer amount of $100 is required.
(c)      The transfer date will be the same day each month as the Contract Date.
(d) The maximum that may be transferred each month from the Liquid Asset Division or a six month Fixed Allocation is the Accumulation Value in the Source Account divided by 6.
(e) The maximum that may be transferred each month from the Liquid Asset Division or a one year Fixed Allocation is the Accumulation Value in the Source Account divided by 12.
(f) If, on any transfer date, the Accumulation Value in a Source Account is equal to or less than the amount you elected to have transferred, the entire amount will be transferred and the Dollar Cost Averaging program will end.
(g) Amounts transferred from a Fixed Allocation are not subject to a Market Value Adjustment.

DCA Six Month Fixed Interest Allocation

You may also elect to participate in our Dollar Cost Averaging program available exclusively for six month Fixed Allocations which permits you to automatically transfer 100% of the Fixed Allocation's Accumulation Value over a period not to exceed six months, to one or more of the Variable Separate Account Divisions as specified by you, subject to the following provisions:

(a) A minimum Premium Payment of $1,200 allocated to the DCA Six Month Fixed Allocation is required.
(b) There is no minimum or maximum transfer amount. 100% of the Accumulation Value in such Fixed Allocation will be automatically transferred in equal monthly payments over the six month Guarantee period. During the Guarantee Period, scheduled transfers from the Fixed Allocation to the Variable Separate Account Divisions will automatically occur.
(c) Transfers from the Variable Separate Account Divisions to a DCA Six Month Fixed Interest Allocation are not allowed.
(d) A Market Value Adjustment will be applied to a Fixed Allocation upon withdrawal, transfer or application to an Income Plan if made more than thirty days prior to the Maturity Date of the Fixed Allocation.

You may terminate Dollar Cost Averaging at any time by sending us written notice in a form satisfactory to us at least 7 days before the next scheduled transfer.

Systematic Partial Withdrawals are not allowed from Variable Separate Account Divisions or Fixed Allocations participating in Dollar Cost Averaging.

RLNY-IA-1080                          3C3

                                  The Schedule
                           Contract Facts (continued)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Annuitant           Owner
    [Thomas J. Doe]     [John Q. Doe]
--------------------------------------------------------------------------------
    Initial Premium     Annuity Option            Annuity Commencement Date
    [$10,000]           [Life 10-Year Certain]    [January 1, 2026]
--------------------------------------------------------------------------------
    Separate Account(s)                           Contract Number
    Separate Account NY-B and the Fixed Account   [123456]

Optional Benefit Riders
[None]



Special Funds
[None]


Restricted Funds
[None]


RLNY-IA-1080                            3C4

                                  The Schedule
                           Contract Facts (continued)
--------------------------------------------------------------------------------
         Annuitant          Owner
         [Thomas J. Doe]    [John Q. Doe]
--------------------------------------------------------------------------------
         Initial Premium    Annuity Option             Annuity Commencement Date
         [$10,000]          Life 10-Year Certain]      [January 1, 2026]
--------------------------------------------------------------------------------
         Separate Account(s)                           Contract Number
         Separate Account NY-B and the Fixed Account   [123456]


FIXED ACCOUNT

Minimum Fixed Allocation
The minimum allocation to the Fixed Account in any one Fixed Allocation is $250.00.

Minimum Guaranteed Interest Rate - 3%

Guarantee Periods
We currently offer Guarantee Periods of 6 months and 1, 3, 5, 7 and 10 year(s). We reserve the right to offer Guarantee Periods of durations other than those available on the Contract Date. We also reserve the right to cease offering a particular Guarantee Period or Periods.

Index Rate
The Index Rate is the average of the Ask Yields for the U.S. Treasury Strips as reported by a national quoting service for the applicable maturity. The average is based on the period from the 22nd day of the calendar month two months prior to the calendar month of Index Rate determination to the 21st day of the calendar month immediately prior to the month of determination. The applicable maturity date for these U.S. Treasury Strips is on or next following the last day of the Guarantee Period. If the Ask Yields are no longer available, the Index Rate will be determined using a suitable replacement method, subject to prior regulatory approval.

We currently set the Index Rate once each calendar month. However, we reserve the right to set the Index Rate more frequently than monthly, but in no event will such Index Rate be based on a period less than 28 days.


RLNY-IA-1080                          3C5

                                  The Schedule
                                Charges and Fees
--------------------------------------------------------------------------------
     Annuitant          Owner
     [Thomas J. Doe]    [John Q. Doe]
--------------------------------------------------------------------------------
     Initial Premium    Annuity Option              Annuity Commencement Date
     [$10,000]         [Life 10-Year Certain]       [January 1, 2026]
--------------------------------------------------------------------------------
     Separate Account(s)                            Contract Number
     Separate Account NY-B and the Fixed Account    [123456]

Deductions from Premiums

None

Deductions from Accumulation Value

Initial Administrative Charge
None

Administrative Charge
We charge a maximum of $30 to cover a portion of our ongoing administrative expenses for each Contract Processing Period. The charge is incurred at the beginning of the Contract Processing Period and deducted on the Contract Processing Date at the end of the period.

At the time of deduction, this charge will be waived if:
(1)      The Accumulation Value is at least $50,000; or
(2)      The sum of premiums paid to date is at least $50,000

Excess Allocation Charge

$25. We reserve the right to waive this charge. Any charge will be deducted in proportion to the amount being transferred from each Division.

Surrender Charge
A Surrender Charge is imposed as a percentage of premium not previously withdrawn if the Contract is surrendered or an Excess Partial Withdrawal is taken. The percentage imposed at time of surrender or Excess Partial Withdrawal depends on the number of complete years that have elapsed since a Premium Payment was made. The Surrender Charge expressed as a percentage of each Premium Payment is as follows:

Complete Years Elapsed
Since Premium Payment               0       1        2        3        4        5       6        7+
Surrender Charges                   7%      6%       5%       4%       3%       2%      1%       0%


Waiver of Surrender Charge

We will waive any Surrender Charge incurred due to a surrender or Excess Partial Withdrawal in the event you are subject to Qualified Extended Medical Care or suffer from a Qualifying Terminal Illness subject to the provisions outlined below:

   Extended Medical Care
   To qualify for this waiver, you must first begin receiving Qualified Extended Medical Care on or after the first Contract Anniversary for at least 45 days during any continuous sixty-day period, and your request for the surrender or withdrawal, together with written proof of such Qualified Extended Medical Care, must be received at our Customer Service Center during the term of such care or within ninety days after the last day upon which you received such care.


RLNY-IA-1080                               3D1

                                  The Schedule
                          Charges and Fees (continued)

--------------------------------------------------------------------------------
         Annuitant           Owner
         [Thomas J. Doe]     [John Q. Doe]
--------------------------------------------------------------------------------
         Initial Premium     Annuity Option            Annuity Commencement Date
         [$10,000]          [Life 10-Year Certain]     [January 1, 2026]
--------------------------------------------------------------------------------
        Separate Account(s)                            Contract Number
        Separate Account NY-B and the Fixed Account    [123456]

          "Qualified Extended Medical Care" means confinement in a Qualified Licensed Hospital or Nursing Care Facility prescribed by a Qualifying Medical Professional.

          "Qualifying Licensed Hospital or Nursing Care Facility" means a state-licensed hospital or state-licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis; and daily medical records are kept on each patient. This does not include a facility whose purpose is to provide accommodations, board or personal care services to individuals who do not need medical or nursing care; nor a place mainly for rest.

          "Qualifying Medical Professional" means a legally-qualified practitioner of the healing arts who is acting within the scope of his or her license; is not a resident of your household or that of the Annuitant; and is not related to you or the Annuitant by blood or marriage.

          Terminal Illness
          To qualify for this waiver, you must be first diagnosed by a Qualifying Medical Professional, on or after the first Contract Anniversary, as having a Qualifying Terminal Illness. Written proof of terminal illness satisfactory to us must be received at our Customer Service Center. We reserve the right to require an examination by a physician of our choice.

          "Qualifying Terminal Illness" means an illness or accident, the result of which results in a life expectancy of twelve months or less, as measured from the date of diagnosis.

          To qualify for Waiver of Surrender Charge, written proof satisfactory to us must be submitted to our Customer Service Center and, where applicable, be attested to by a Qualified Medical Professional.

Premium Taxes
We deduct the amount of any premium or other state and local taxes levied by any state or governmental entity when such taxes are incurred.

We reserve the right to defer collection of Premium Taxes until surrender or until application of Accumulation Value to an Annuity Option. An Excess Partial Withdrawal will result in the deduction of any Premium Tax then due us on such amount. We reserve the right to change the amount we charge for Premium Tax charges on future Premium Payments to conform with changes in the law or if you change your state of residence.

RLNY-IA-1080                          3D2

                                  The Schedule
                          Charges and Fees (continued)
--------------------------------------------------------------------------------
         Annuitant            Owner
         [Thomas J. Doe]      [John Q. Doe]
--------------------------------------------------------------------------------
         Initial Premium      Annuity Option           Annuity Commencement Date
         [$10,000]            [Life 10-Year Certain]    [January 1, 2026]
--------------------------------------------------------------------------------
         Separate Account(s)                           Contract Number
         Separate Account NY-B and the Fixed Account   [123456]


Deductions from the Divisions

Mortality and Expense Risk Charge - We deduct a charge from the assets in each Variable Separate Account Division on a daily basis for mortality and expense risks. The charge is not deducted from the Fixed Account or General Account values. Prior to the Annuity Commencement Date, the Mortality and Expense Risk Charge varies by Benefit Option Package selected by you, as follows:

              ------------------------------ ------------------------------ ---------------------------------
                     Benefit Option                The Maximum Daily        Equivalent to an Annual Maximum
                    Package Selected:                  Charge Is:                       Rate of:
              ------------------------------ ------------------------------ ---------------------------------
              ------------------------------ ------------------------------ ---------------------------------
                            I                         [0.002892%]                       [1.05%]
              ------------------------------ ------------------------------ ---------------------------------
              ------------------------------ ------------------------------ ---------------------------------
                           II                         [0.003446%]                       [1.25%]
              ------------------------------ ------------------------------ ---------------------------------
              ------------------------------ ------------------------------ ---------------------------------
                           III                        [0.003863%]                       [1.40%]
              ------------------------------ ------------------------------ ---------------------------------


After the Annuity Commencement Date, the maximum daily Mortality and Expense Risk Charge will be [0.004141%] (equivalent to an annual maximum rate of [1.50%]), regardless of Benefit Option Package.

Asset Based Administrative Charge - We deduct a charge of not more than [0.000411%] of the assets in each Variable Separate Account Division on a daily basis (equivalent to an annual maximum rate of [0.15%]) to compensate us for a portion of our ongoing administrative expenses. This charge is not deducted from the Fixed Account or General Account values.

Charge Deduction Division

If elected by you, all charges against the Accumulation Value in this Contract will be deducted from the [Liquid Asset Division].


RLNY-IA-1080                            3D3

                                  The Schedule
                               Income Plan Factors
--------------------------------------------------------------------------------
         Annuitant          Owner
         [Thomas J. Doe]    [John Q. Doe]
--------------------------------------------------------------------------------
         Initial Premium    Annuity Option             Annuity Commencement Date
         [$10,000]          [Life 10-Year Certain]             [January 1, 2026]
--------------------------------------------------------------------------------
         Separate Account(s)                           Contract Number
         Separate Account NY-B and the Fixed Account   [123456]

Values for other payment periods, ages or joint life combinations are available on request. Monthly payments are shown for each $1,000 applied based on the Annuity 2000 Mortality Table.

                                          Option 1: Income for a Fixed Period

---------------------------------------------------------------------------------------------------------------------------
                           Rates for Fixed Annuity Payments with a 3% Guaranteed Interest Rate
---------------------------------------------------------------------------------------------------------------------------
      Years                  Income               Years                Income               Years                Income

        5                    17.95                  14                  7.28                  23                  5.00
        6                    15.18                  15                  6.89                  24                  4.85
        7                    13.20                  16                  6.54                  25                  4.72
        8                    11.71                  17                  6.24                  26                  4.60
        9                    10.56                  18                  5.98                  27                  4.49
        10                     9.64                 19                  5.74                  28                  4.38
        11                     8.88                 20                  5.53                  29                  4.28
        12                     8.26                 21                  5.33                  30                  4.19
        13                     7.73                 22                  5.16

---------------------------------------------------------------------------------------------------------------------------
                       Rates for Variable Annuity Payments with a 3.5% Assumed Interest Rate (AIR)
---------------------------------------------------------------------------------------------------------------------------
      Years                  Income               Years                Income               Years                Income

        5                    18.17                  14                  7.51                  23                  5.25
        6                    15.39                  15                  7.12                  24                  5.11
        7                    13.41                  16                  6.78                  25                  4.98
        8                    11.93                  17                  6.48                  26                  4.86
        9                    10.78                  18                  6.22                  27                  4.75
        10                    9.86                  19                  5.98                  28                  4.64
        11                    9.11                  20                  5.77                  29                  4.55
        12                    8.49                  21                  5.58                  30                  4.46
        13                    7.96                  22                  5.41


---------------------------------------------------------------------------------------------------------------------------
                        Rates for Variable Annuity Payments with a 5% Assumed Interest Rate (AIR)
---------------------------------------------------------------------------------------------------------------------------
      Years                  Income               Years                Income               Years                Income

        5                    18.82                  14                  8.23                  23                  6.04
        6                    16.05                  15                  7.85                  24                  5.91
        7                    14.08                  16                  7.52                  25                  5.78
        8                    12.61                  17                  7.23                  26                  5.67
        9                    11.46                  18                  6.97                  27                  5.56
        10                   10.55                  19                  6.74                  28                  5.47
        11                    9.81                  20                  6.54                  29                  5.38
        12                    9.19                  21                  6.36                  30                  5.30
        13                    8.67                  22                  6.19




RLNY-IA-1080                            3E1

                                  The Schedule
                         Income Plan Factors (continued)
--------------------------------------------------------------------------------
         Annuitant          Owner
         [Thomas J. Doe]    [John Q. Doe]
--------------------------------------------------------------------------------
         Initial Premium    Annuity Option             Annuity Commencement Date
         [$10,000]          [Life 10-Year Certain]             [January 1, 2026]
--------------------------------------------------------------------------------
         Separate Account(s)                           Contract Number
         Separate Account NY-B and the Fixed Account   [123456]

                                      Option 2: Income for Life (Single Annuitant)
----------------------------------------------------------------------------------------------------------------------------
                            Rates for Fixed Annuity Payments with a 3% Guaranteed Interest Rate
----------------------------------------------------------------------------------------------------------------------------
                                   Option 2(b)                         Option 2(b)                        Option 2(c)
  Adjusted Age                   10 Years Certain                   20 Years Certain                    Refund Certain
                                   Male/Female                         Male/Female                        Male/Female

       50                           $4.06/3.83                         $3.96/3.77                         $3.93/3.75
       55                           4.43/4.14                           4.25/4.05                          4.25/4.03
       60                           4.90/4.56                           4.57/4.37                          4.66/4.40
       65                           5.51/5.10                           4.90/4.73                          5.12/4.83
       70                           6.26/5.81                           5.18/5.07                          5.76/5.42
       75                           7.11/6.70                           5.38/5.33                          6.58/6.19
       80                           7.99/7.70                           5.48/5.46                          7.69/7.21
       85                           8.72/8.59                           5.52/5.51                          8.72/8.59
       90                           9.23/9.18                           5.53/5.53                         10.63/10.53


----------------------------------------------------------------------------------------------------------------------------
                        Rates for Variable Annuity Payments with a 3.5% Assumed Interest Rate (AIR)
----------------------------------------------------------------------------------------------------------------------------
                                   Option 2(b)                         Option 2(b)
  Adjusted Age                   10 Years Certain                   20 Years Certain
                                   Male/Female                         Male/Female

       50                           4.36/4.12                           4.25/4.06
       55                           4.72/4.43                           4.53/4.33
       60                           5.18/4.84                           4.84/4.64
       65                           5.79/5.37                           5.16/4.99
       70                           6.53/6.08                           5.44/5.33
       75                           7.38/6.96                           5.62/5.58
       80                           8.23/7.95                           5.72/5.71
       85                           8.96/8.83                           5.76/5.76
       90                           9.46/9.41                           5.77/5.77



----------------------------------------------------------------------------------------------------------------------------
                         Rates for Variable Annuity Payments with a 5% Assumed Interest Rate (AIR)
----------------------------------------------------------------------------------------------------------------------------
                                   Option 2(b)                         Option 2(b)
  Adjusted Age                   10 Years Certain                   20 Years Certain
                                   Male/Female                         Male/Female

       50                           5.28/5.04                           5.15/4.98
       55                           5.62/5.33                           5.41/5.22
       60                           6.06/5.72                           5.69/5.50
       65                           6.65/6.23                           5.98/5.82
       70                           7.36/6.91                           6.23/6.13
       75                           8.17/7.77                           6.40/6.36
       80                           9.00/8.72                           6.49/6.48
       85                           9.69/9.56                           6.53/6.53
       90                          10.17/10.12                          6.54/6.54




RLNY-IA-1080                             3E2

RLNY-IA-1080

                                 Important Terms
--------------------------------------------------------------------------------

Accumulation Value - The amount that a Contract provides for investment at any time. Initially, this amount is equal to the premium paid.

Annuitant - The person designated by you to be the measuring life in determining
       Annuity Payments.

Annuity Commencement Date - For each Contract, the date on which Annuity
       Payments begin.

Annuity Options - Options you select that determine the form and amount of Annuity Payments.

Annuity Payment - The periodic payment you receive.

Attained Age- Your age, or that of the Annuitant, on the Contract Issue Date plus the number of full years elapsed since the Contract Date.

Beneficiary - The person designated to receive benefits in the case of your death.

Business Day - Any day the New York Stock Exchange ("NYSE") is open for trading, exclusive of federal holidays, or any day on which the Securities and Exchange Commission ("SEC") requires that mutual funds, unit investment trusts or other investment portfolios be valued.

Cash Surrender Value - The amount you receive upon surrender of the Contract.

Contract Anniversary - The anniversary of the Contract Date.

Contract Date - The date we received the initial premium and upon which we begin determining the Contract values. It may not be the same as the Contract Issue Date. This date is used to determine Contract months, processing dates, years, and anniversaries.

Contract Issue Date - The date the Contract is issued at our Customer Service
      Center.

Contract Processing Dates - The days when we deduct certain charges from the Accumulation Value. If the Contract Processing Date is not a Valuation Date, it will be on the next succeeding Valuation Date. The Contract Processing Date will be on the Contract Anniversary of each year.

Contract Processing Period - The period between successive Contract Processing
     Dates unless it is the first Contract Processing Period.
     In that case, it is the period from the Contract Date to the first Contract Processing Date.

Contract Year - The period between Contract Anniversaries.

Charge Deduction Division - The Division from which all charges are deducted if so designated or elected by you.

Contingent Annuitant - The person designated by you who, upon the Annuitant's death prior to the Annuity Commencement Date, becomes the Annuitant.

Dollar Cost Averaging - A program that permits systematic transfer of amounts from the [Liquid Asset Division] or Fixed Allocations of the Fixed Account to one or more of the Variable Separate Account Divisions specified by you.

Experience Factor - The factor which reflects the investment experience of the portfolio in which a Variable Separate Account Division invests and also reflects the charges assessed against the Division for a Valuation Period.



RLNY-IA-1080                           4

--------------------------------------------------------------------------------

Fixed Account - This is the Separate Account established to support Fixed
     Allocations.

Fixed Allocation - An amount allocated to the Fixed Account that is credited with a Guaranteed Interest Rate for a specified Guarantee Period.

Guarantee Period - The period of years a rate of interest is guaranteed to be credited to a Fixed Allocation or allocations to a Guaranteed Interest Division.

Guaranteed Interest Division - An investment option available in the General
     Account, an account which contains all of our assets other than those held in our Separate Accounts.

Guaranteed Interest Rate - The effective annual interest rate which we will credit for a specified Guarantee Period.

Guaranteed Minimum Interest Rate - The minimum interest rate which can be declared by us for Fixed Allocations or Guaranteed Interest Divisions. The Guaranteed Minimum Interest Rate is an effective annual rate of 3.0%

Index of Investment Experience - The index that measures the performance of a Variable Separate Account Division.

Initial Premium - The payment amount required to put each Contract in effect.

Issue Age - Your age, or age of the Annuitant on the last birthday on or before the Contract Date.

Market Value Adjustment - A positive or negative adjustment to a Fixed
     Allocation. It may apply if all or part of a Fixed Allocation is withdrawn, transferred, or applied to an Annuity Option prior to the end of the Guarantee Period.

Maturity Date - The date on which a Guarantee Period matures.

Owner - The person who owns a Contract and is entitled to exercise all rights of the Contract. This person's death also initiates payment of the Death Benefit. "You" and "Your" refer to the Owner.

Riders - Riders add provisions or change the terms of the Contract.

Schedule Date - The date on which the Benefit Option Package takes effect.
     On the Contract Issue Date, the Schedule Date is the same as the Contract Date. Thereafter, if you elect to replace the then current Benefit Option Package with another available Benefit Option Package, the Schedule Date will be the effective date of the change.

Specially Designated Division - Distributions from a portfolio underlying a Division in which reinvestment is not available will be allocated to this Division unless you specify otherwise.

Valuation Date - The day at the end of a Valuation Period when each Division is valued.

Valuation Period - Each business day together with any non-business days before it.

Variable Separate Account Division - An investment option available in the
     Variable Separate Account shown in the Schedule.

RLNY-IA-1080                           5

                          Introduction to this Contract
--------------------------------------------------------------------------------

The Contract

This is a legal Contract between you and us. We provide benefits as stated in this Contract. In return, you supply us with the Initial Premium Payment required to put this Contract in effect.

This Contract, together with any attached Application, Riders or Endorsements, constitutes the entire Contract. Riders and Endorsements add provisions or change the terms of the basic Contract.

The Owner

You are the Owner of this Contract. You are also the Annuitant unless another Annuitant has been named by you and is shown in the Schedule. You have the rights and options described in this Contract, including but not limited to the right to receive the Annuity Benefits on the Annuity Commencement Date.

One or more people may own this Contract. If there are multiple Owners named, the age of the oldest Owner will be used to determine the applicable Death Benefit. In the case of a sole Owner who dies prior to the Annuity Commencement Date, we will pay the Beneficiary the Death Benefit then due. If the sole Owner is not an individual, we will treat the Annuitant as Owner for the purpose of determining when the Owner dies under the Death Benefit provision (if there is no Contingent Annuitant), and the Annuitant's age will determine the applicable Death Benefit payable to the Beneficiary. The sole Owner's estate will be the Beneficiary if no Beneficiary designation is in effect, or if the designated Beneficiary has predeceased the Owner. In the case of a joint Owner of the Contract dying prior to the Annuity Commencement Date, the surviving Owner(s) will be deemed to be the Beneficiary(ies) and any other Beneficiary(ies) on record will be treated as the contingent Beneficiary(ies).

The Annuitant

The Annuitant is the measuring life of the Annuity Benefits provided under this Contract. You may name a Contingent Annuitant. The Annuitant may not be changed during the Annuitant' s lifetime.

If the Annuitant dies before the Annuity Commencement Date, the Contingent Annuitant becomes the Annuitant. You will be the Contingent Annuitant unless you name someone else. The Annuitant must be a natural person. If the Annuitant dies and no Contingent Annuitant has been named, we will allow you sixty days to designate someone other than yourself as an Annuitant. If all Owners are not individuals and, through the operation of this provision, an Owner becomes Annuitant, we will pay the death proceeds to the Beneficiary. If there are joint Owners, we will treat the youngest of the Owners as the Contingent Annuitant designated, unless you elect otherwise.

Death of Owner

Death of Owner On Or After Annuity Commencement Date
If any Owner dies on or after the Annuity Commencement Date but prior to the time the entire interest in the Contract has been distributed, the remaining portion will be distributed at least as rapidly as under the method of distribution being used as of the date of the Owner's death

Death of Owner Prior to Annuity Commencement Date
If any Owner dies prior to the Annuity Commencement Date, the entire interest in the Contract will be distributed within five years after the Owner's death. However, this distribution requirement will be considered satisfied as to any portion of the Owner's interest in the Contract which is payable to or for the benefit of a Designated Beneficiary and which will be distributed over the life of such Designated Beneficiary or over a period not extending beyond the life expectancy of that Designated Beneficiary, provided such distributions begin within one year of the Owner's death.


RLNY-IA-1080                          6

--------------------------------------------------------------------------------
                    Introduction to this Contract (continued)
--------------------------------------------------------------------------------

If the Designated Beneficiary is the surviving spouse of the deceased Owner, the Contract may be continued in the name of the spouse as Owner and these distribution rules are applied by treating the spouse as the Owner. However, on the death of the surviving spouse, this provision regarding spouses may not be used again

If any Owner is not an individual, the death or change (where permitted) of the Annuitant will be treated as the death of an Owner.

The Designated Beneficiary is the person entitled to ownership rights under the Contract. Thus, where no death benefit has become payable, the Designated Beneficiary, for the purposes of applying this section, will be the Owner(s). Where a death benefit has become payable, the Designated Beneficiary, for the purposes of applying this section, is the person(s) entitled to the death benefit, generally the Beneficiary or surviving Owners, as appropriate. Upon the death of any Owner, the Designated Beneficiary will become the Owner and, if an individual, will become the Annuitant.

An Owner may notify us as to the manner of payment under this section. If the Owner has not notified us prior to his or her death, the Designated Beneficiary under the Contract may notify us.

If anything in this contract conflicts with the foregoing Death of the Owner provisions, those provisions will control. The foregoing death of the Owner provisions and this Contract, will, in all events, be construed in a manner consistent with Section 72(s) of the Internal Revenue Code.

The Beneficiary

The Beneficiary is the person to whom we pay death proceeds if any Owner dies prior to the Annuity Commencement Date. See Proceeds Payable to the Beneficiary for more information. We pay death proceeds to the primary Beneficiary (unless there are joint Owners in which case the Death Benefit proceeds are payable to the surviving Owner). If the primary Beneficiary dies before the Owner, the death proceeds are paid to the Contingent Beneficiary, if any. If there is no surviving Beneficiary, we pay the death proceeds to the Owner's estate.

One or more persons may be named as primary Beneficiary or contingent Beneficiary. In the case of more than one Beneficiary, we will assume any death proceeds are to be paid in equal shares to the surviving Beneficiaries. You can specify other than equal shares.

You have the right to change Beneficiaries, unless you designate the primary Beneficiary irrevocable. When an irrevocable Beneficiary has been designated, you and the irrevocable Beneficiary may have to act together to exercise the rights and options under this Contract.

When naming or changing the Beneficiary(ies), you may specify the form of payments of the Death Benefits. We will honor the specified form of payment to the extent permitted under Section 72(s) of the Internal Revenue Code. If the form of payment is not specified, the Beneficiary(ies) may determine the manner of payment, to the extent allowed by the Code.

Change of Owner or Beneficiary

During your lifetime and while this Contract is in effect you can transfer ownership of this Contract or change the Beneficiary. To make any of these changes, you must send us written notice of the change in a form satisfactory to us. If there are joint Owners, both must agree to the change. The change will take effect as of the day the notice is signed. The change will not affect any payment made or action taken by us before recording the change at our Customer Service Center. A Change of Owner may affect the amount of Death Benefit payable under this Contract. See Proceeds Payable to Beneficiary and Benefit Option Packages.

RLNY-IA-1080                             7

--------------------------------------------------------------------------------
                     Premium Payments and Allocation Changes
--------------------------------------------------------------------------------

Initial Premium Payment

The Initial Premium Payment is required to put this Contract in effect. The amount of the Initial Premium Payment is shown in the Schedule.

Additional Premium Payments

You may make additional Premium Payments under this Contract after the end of the Right to Examine period. Restrictions on additional Premium Payments, such as the Attained Age of the Annuitant or Owner and the timing and amount of each payment, are shown in the Schedule. We reserve the right to defer acceptance of or to return any additional Premium Payments.

As of the date we receive and accept your additional Premium Payment:

     (1) The Accumulation Value will increase by the amount of the Premium Payment less any premium deductions as shown in the Schedule.

     (2) The increase in the Accumulation Value will be allocated among the Divisions of the Variable Separate Account and General Account and allocations to the Fixed Account in accordance with your instructions. If you do not provide such instructions, allocation will be among the Divisions of the Variable Separate Account and General Account and allocations to the Fixed Account in proportion to the amount of Accumulation Value in each Division or Fixed Allocation.

Where to Make Payments
Remit the Premium Payments to our Customer Service Center at the address shown on the cover page. On request we will give you a receipt signed by our treasurer.

Your Right to Change Allocation of Accumulation Value

You may change the allocation of the Accumulation Value among the Divisions, the General Account and the Fixed Account after the end of the Right to Examine period. Prior to the Annuity Commencement Date, allocation changes in excess of twelve in any Contract Year are subject to the Excess Allocation Charge as stated in the Schedule. To make an allocation change, you must provide us with satisfactory notice at our Customer Service Center. The change will take effect when we receive the notice. An allocation from the Fixed Account may be subject to a Market Value Adjustment.

What Happens if a Variable Separate Account Division is Not Available

When a distribution is made from an investment portfolio supporting a unit investment trust Separate Account Division in which reinvestment is not available, we will allocate the distribution to the Specially Designated Division shown in the Schedule unless you specify otherwise.

Such a distribution may occur when an investment portfolio or Division matures, when distribution from a portfolio or Division cannot be reinvested in the portfolio or Division due to the unavailability of securities, or for other reasons. When this occurs because of maturity, we will send written notice to you thirty days in advance of such date. To elect an allocation to other than the Specially Designated Division shown in the Schedule, you must provide satisfactory notice to us at least seven days prior to the date the investment matures. Such allocations will not be counted as an allocation change of the Accumulation Value for purposes of the number of free allocations permitted.


RLNY-IA-1080                               8

--------------------------------------------------------------------------------
Restricted Funds

Restricted Funds are subject to limits as to amounts which may be invested or transferred into such Divisions. The designation of a Division as a Restricted Fund may be changed upon 30 days notice to the Owner with regard to future transfers and Premium Payments into such Division. When a new Division is made available it may be designated as a Restricted Fund. Restricted Funds, if any, are shown in the Schedule. If so designated, the rules regarding its restrictions will be sent to you. Applicable total Contract limits are shown below.

Restricted Fund Limits

            Maximum
        Allocation % of             Maximum
      Accumulation Value           Premium %          Dollar Cap
              30%                   99.999%           $9,999,999


Thresholds

Each Restricted Fund has one or more thresholds at which point no further amounts may be allocated to that Division. Compliance with a threshold is verified whenever there is a transaction initiated which is subject to such threshold (Premium Payments, transfers, withdrawals). A threshold is applied to the total Accumulation Value of each Restricted Fund. Thresholds may be changed by us for new premiums, transfers or withdrawals by Restricted Fund upon 30 day notice.

Dollar Cap

The Dollar Cap is the dollar amount at which no further Accumulation Value may be added to Restricted Funds.

Premium Threshold

The threshold for premium by Restricted Fund limits the amount of any premium which may be allocated to that Division. Should a request for allocation to a Restricted Fund exceed the limit in effect for that Division or for the Contract, any excess over that amount shall be allocated prorata to any non-Restricted Fund(s) in which the Contract is then invested. Should the Contract not be invested in other non-Restricted Funds, the excess will be invested in the Specially Designated Division unless we receive written instructions to do otherwise. Premium allocations must also satisfy the Allocation Threshold.

Allocation Threshold

Allocations into a Restricted Fund are limited to that amount such that the Accumulation Value in that Restricted Fund after such allocation does not exceed the threshold for that Division and does not cause the Contract's total limit on allocation to Restricted Funds to be exceeded. If the amount of an allocation would cause either limit to be exceeded, the allocation will only be executed to the extent the lower limit would allow.

Allocations from a Restricted Fund will be allowed even if the amount remaining in the Restricted Fund after an allocation exceeds the Allocation Threshold. If a program of allocations over time is authorized by us, verification of the threshold will be performed at the initiation of such program. If such program is modified at a later date, a testing of thresholds will be done at that time.


RLNY-IA-1080                         9

--------------------------------------------------------------------------------

Thresholds - Effect on Withdrawals

If a withdrawal is requested while any Accumulation Value is allocated to Restricted Funds and the Allocation Threshold percentage is currently exceeded, the percentage for funds invested in Restricted Funds for the total Contract, after taking into account the withdrawal, may not be higher than prior to the withdrawal. Should the calculated effect of a withdrawal result in the total Contract threshold being exceeded, the excess portion of the withdrawal will be processed prorata from all Variable Divisions. Systematic withdrawals, while the Contract has investments in Restricted Funds, if not withdrawn prorata from all Divisions, shall be monitored annually to assure threshold compliance. Should the effect of such withdrawals cause a Restricted Fund to exceed its threshold, the Divisions from which the withdrawals are processed may be adjusted to assure that the percentage of Accumulation Value in the Restricted Funds does not increase.

Threshold Processing

For the purpose of calculating any thresholds, the values for the Divisions will be determined using the prior day's closing Index of Investment Experience.

RLNY-IA-1080                           10

--------------------------------------------------------------------------------
                How We Measure the Contract's Accumulation Value
--------------------------------------------------------------------------------

The  variable   Annuity  Benefits  under  this  Contract  are  provided  through investments which may be made in our Separate Accounts.

The Variable Separate Account

The Separate Account is a unit investment trust Separate Account, organized in and governed by the laws of the State of New York, our state of Domicile. The
Separate Account is divided into Divisions, each of which is available for investment under this Contract.

The Variable Separate Account is kept separate from our General Account and any other Separate Accounts we may have. It is used to support Variable Annuity Contracts and may be used for other purposes permitted by applicable laws and regulations. We own the assets in the Variable Separate Account. Assets equal to the reserves and other liabilities of the Variable Separate Account will not be charged with liabilities that arise from any other business we conduct. Income and realized and unrealized gains or losses from assets in the Variable Separate Account are credited to or charged against the account without regard to other income, gains or losses in our other investment accounts.

The Variable Separate Account will invest in mutual funds, unit investment trusts and other investment portfolios which we determine to be suitable for this Contract's purposes. The Variable Separate Account is treated as a unit investment trust under Federal securities laws. It is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940. The Variable Separate Account is also governed by state law as designated above. The trusts may offer non-registered series.

Variable Separate Account Divisions A unit investment trust Separate Account includes Divisions, each investing in a designated investment portfolio. The Divisions and the investment portfolios designated may be managed by a separate investment adviser. Such adviser may be registered under the Investment Advisers Act of 1940.

Changes within the Variable Separate Account

We may, from time to time, make additional Variable Separate Account Divisions available to you. These Divisions will invest in investment portfolios we find suitable for this Contract. We also have the right to eliminate Divisions from a Variable Separate Account, to combine two or more Divisions or to substitute a new portfolio for the portfolio in which a Division invests. A substitution may become necessary if, in our judgment, a portfolio or Division no longer suits the purpose of this contract. This may happen due to a change in laws or regulations, or a change in a portfolio's investment objectives or restrictions, or because the portfolio or Division is no longer available for investment, or for some other reason. We will obtain any required regulatory approvals before making such a substitution.

Subject to any required regulatory approvals, we reserve the right to transfer assets of the Variable Separate Account which we determine to be associated with the class of contracts to which this contract belongs, to another Variable Separate Account or Division.

When permitted by law, we reserve the right to:

     (1) deregister a Variable Separate Account under the Investment Company Act of 1940;
     (2) operate a Variable Separate Account as a management company under the Investment Company Act of 1940, if it is operating as a unit investment trust;
     (3) operate a Variable Separate Account as a unit investment trust under the Investment Company Act of 1940, if it is operating as a managed Variable Separate Account;
     (4) restrict or eliminate any voting rights of Owners, or other persons wh have voting rights to a Variable Separate Account; and
     (5) combine a Variable Separate Account with other Variable Separate Accounts.

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          How We Measure the Contract's Accumulation Value (continued)
--------------------------------------------------------------------------------

The General Account

The General Account contains all assets of the Company other than those in the Separate Accounts we establish. The Guaranteed Interest Divisions available for investment are shown in the Schedule. We may, from time to time, offer other Divisions where assets are held in our General Account.

Valuation Period

Each Division and Fixed Allocation will be valued at the end of each Valuation Period on a Valuation Date. A Valuation Period is each Business Day together with any non-Business Days before it. A Business Day is any day the New York Stock Exchange (NYSE) is open for trading, and the SEC requires mutual funds, unit investment trusts, or other investment portfolios to value their securities.

Accumulation Value

The Accumulation Value of this Contract is the sum of the amounts in each of the Divisions of the Variable Separate Account and General Account and allocations to the Fixed Account. You select the Divisions of the Variable Separate Account and General Account and the Fixed Allocations of the Fixed Account to which to allocate the Accumulation Value.

Accumulation Value in each Division and Fixed Allocation

On the Contract Date On the Contract Date, the Accumulation Value is allocated to each Division and Fixed Allocation as elected by you, subject to certain terms and conditions imposed by us. We reserve the right to allocate premium to the Specially Designated Division during any Right to Examine period. After such time, allocation will be made proportionately in accordance with the initial allocation(s) as elected by you.

On each Valuation Date

At the end of each subsequent Valuation Period, the amount of Accumulation Value in each Division and Fixed Allocation will be calculated as follows:

     (1) We take the Accumulation Value in the Division or Fixed Allocation at the end of the preceding Valuation Period.
     (2) We multiply (1) by the Variable Separate Account Division's Net Rate of Return for the current Valuation Period or we calculate the interest to be credited to a Fixed Allocation or to a Guaranteed Interest Division for the current Valuation Period.
     (3) We add (1) and (2).
     (4) We add to (3) any additional Premium Payments (less any premium deductions as shown in the Schedule) allocated to the Division or Fixed Allocation during the current Valuation Period.
     (5) We add or subtract allocations to or from that Division or Fixed Allocation during the current Valuation Period.
     (6) We subtract from (5) any Partial Withdrawals which are allocated to the Division or Fixed Allocation during the current Valuation Period.
     (7) We subtract from (6) the amounts allocated to that Division or Fixed Allocation for:
         (a) any charges due for the Optional Benefit Riders as shown in the Schedule;
         (b)  any deductions from Accumulation Value as shown in the Schedule.

All amounts in (7) are allocated to each Division or Fixed Allocation in the proportion that (6) bears to the Accumulation Value unless the Charge Deduction Division has been specified (see the Schedule).

RLNY-IA-1080                             12
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          How We Measure the Contract's Accumulation Value (continued)
--------------------------------------------------------------------------------

Fixed Account

The Fixed Account is a Separate Account under state insurance law and is not required to be registered with the Securities and Exchange Commission under the Investment Company Act of 1940. The Fixed Account includes various Fixed Allocations which we credit with fixed rates of interest for the Guarantee Period or Periods you select. We reset the interest rates for new Fixed Allocations periodically based on our sole discretion.

Guarantee Periods
Each Fixed Allocation is guaranteed an interest rate or rates for a Guarantee Period. The Guaranteed Interest Rates for a Fixed Allocation are effective for the entire period. The Maturity Date of a Guarantee Period will be on the last day of the calendar month in which the Guarantee Period ends. Withdrawals and transfers made during a Guarantee Period may be subject to a Market Value Adjustment unless made within thirty days prior to the Maturity Date.

Upon the expiry of a Guarantee Period, we will transfer the Accumulation Value of the expiring Fixed Allocation to a Fixed Allocation with a Guarantee Period equal in length to the expiring Guarantee Period, unless you select another period prior to a Maturity Date. We will notify you at least thirty days prior to a Maturity Date of your options for renewal. If the period remaining from the expiry of the previous Guarantee Period to the Annuity Commencement Date is less than the period you have elected or the period expiring, the next shortest period then available that will not extend beyond the Annuity Commencement Date will be offered to you. If a period is not available, the Accumulation Value will be transferred to the Specially Designated Division.

We will declare Guaranteed Interest Rates for the then available Fixed Allocation Guarantee Periods. These interest rates are based solely on our expectation as to our future earnings. Declared Guaranteed Interest Rates are subject to change at any time prior to application to specific Fixed Allocations, although in no event will the rates be less than the Minimum Guaranteed Interest Rate (see the Schedule).

Market Value Adjustments

A Market Value Adjustment will be applied to a Fixed Allocation upon withdrawal, transfer or application to an Income Plan if made more than thirty days prior to such Fixed Allocation's Maturity Date, except on Systematic Partial Withdrawals and IRA Partial Withdrawals. The Market Value Adjustment is applied to each Fixed Allocation separately.

The Market Value Adjustment during the Right to Examine This Contract period is determined by multiplying the amount of the Accumulation Value withdrawn by the following factor:

         1  +  I                N/365
          1  +  J                               -   1

The Market Value Adjustment following the Right to Examine This Contract period is determined by multiplying the amount of the Accumulation Value withdrawn, transferred or applied to an Income Plan by the following factor:

               1  +  I                N/365
           1  +  J  +  .0025                    -   1

Where I is the Index Rate for a Fixed Allocation on the first day of the applicable Guarantee Period: J is the Index Rate for new Fixed Allocations with Guarantee Periods equal to the number of years (fractional years rounded up to the next full year) remaining in the Guarantee Period at the time of calculation; and N is the remaining number of days in the Guarantee Period at the time of calculation.

RLNY-IA-1080                              13
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          How We Measure the Contract's Accumulation Value (continued)
--------------------------------------------------------------------------------

Market Value Adjustments will be applied as follows:
     (1) The Market Value Adjustment will be applied to the amount withdrawn before deduction of any applicable Surrender Charge.
     (2) For a Partial Withdrawal, partial transfer or in the case where a portion of an allocation is applied to an Income Plan, the Market Value Adjustment will be calculated on the total amount that must be withdrawn, transferred or applied to an Income Plan in order to provide the amount requested.
     (3) If the Market Value Adjustment is negative, it will be assessed first against any remaining Accumulation Value in the particular Fixed Allocation. Any remaining Market Value Adjustment will be applied against theamount withdrawn, transferred or applied to an Income Plan.
    (4) If the Market Value Adjustment is positive, it will be credited to any remaining Accumulation Value in the particular Fixed Allocation.
         If a cash surrender, full transfer or full application to an Income Plan has been requested, the Market Value Adjustment is added to the amount withdrawn, transferred or applied to an Income Plan.

Index Rate
The Index Rate is the average of the Ask Yields for the U.S. Treasury Strips as reported by a national quoting service for the applicable maturity. The average is based on the period from the 22nd day of the calendar month two months prior to the calendar month of Index Rate determination to the 21st day of the calendar month immediately prior to the month of determination. The applicable maturity date for these U.S. Treasury Strips is on or next following the last day of the Guarantee Period. If the Ask Yields are no longer available, the Index Rate will be determined using a suitable replacement method, subject to prior regulatory approval. We currently set the Index Rate once each calendar month. However, we reserve the right to set the Index Rate more frequently than monthly, but in no event will such Index Rate be based on a period less than 28 days.

Measurement of Investment Experience

Index of Investment Experience
The Investment Experience of a Variable Separate Account Division is determined on each Valuation Date. We use an Index to measure changes in each Division's experience during a Valuation Period. We set the Index at $10 when the first investments in a Division are made. The Index for a current Valuation Period equals the Index for the preceding Valuation Period multiplied by the Experience Factor for the current Valuation Period.

How We Determine the Experience Factor (Net Return Factor)
For Divisions of a unit investment trust Separate Account, the Experience Factor reflects the Investment Experience of the portfolio in which the Division invests as well as the charges assessed against the Division for a Valuation Period. The factor is calculated as follows:
     (1) We take the net asset value of the portfolio in which the Division invests at the end of the current Valuation Period.
     (2) We add to (1) the amount of any dividend or capital gains distribution declared for the investment portfolio and reinvested in such portfolio during the current Valuation Period. We subtract from that amount a charge for our taxes, if any.
     (3) We divide (2) by the net asset value of the portfolio at the end of the preceding Valuation Period.
     (4) We subtract the daily Mortality and Expense Risk Charge for each Division described in the Schedule for each day in the Valuation Period.
     (5) We subtract the daily Asset Based Administrative Charge described in the Schedule for each day in the Valuation Period.

Calculations for Divisions investing in unit investment trusts are on a per unit basis.

Net Rate of Return for a Variable Separate Account Division (Net Return Rate) The Net Rate of Return for a Variable Separate Account Division during a Valuation Period is the Experience Factor for that Valuation Period minus one.

RLNY-IA-1080                          14

--------------------------------------------------------------------------------
          How We Measure the Contract's Accumulation Value (continued)
--------------------------------------------------------------------------------

Interest Credited to a Guaranteed Interest Division
Accumulation Value allocated to a Guaranteed Interest Division will be credited with the Guaranteed Interest Rate for the Guarantee Period in effect on the date the premium or reallocation is applied. Once applied, such rate will be guaranteed until the Maturity Date of that Guarantee Period. Interest will be credited daily at a rate to yield the declared annual Guaranteed Interest Rate. No Guaranteed Interest Rate will be less than the Minimum Interest Rate shown in the Schedule.

Interest Credited to a Fixed Allocation
A Fixed Allocation will be credited with the Guaranteed Interest Rate for the Guarantee Period in effect on the date the premium or reallocation is applied. Once applied, such rate will be guaranteed until that Fixed Allocation's Maturity Date. Interest will be credited daily at a rate to yield the declared annual Guaranteed Interest Rate.

We periodically declare Guaranteed Interest Rates for then available Guarantee Periods. No Guaranteed Interest Rate will be less than the Minimum Interest Rate shown in the Schedule.

Charges Deducted from Accumulation Value on each Contract Processing Date

Expense charges and fees are shown in the Schedule.

Charge Deduction Division Option

We will deduct all charges against the Accumulation Value of this Contract from the Charge Deduction Division if you elected this option on the application (see the Schedule). If you did not elect this Option or if the charges are greater than the amount in the Charge Deduction Division, the charges against the Accumulation Value will be deducted as follows:
     (1) If these charges are less than the Accumulation Value in the Variable Separate Account Divisions, they will be deducted proportionately from all Divisions.
     (2) If these charges exceed the Accumulation Value in the Variable
         Separate Account Divisions, any excess over such value will be deducted proportionately from any Fixed Allocations and Guaranteed Interest Divisions.

Any charges taken from the Fixed Account or the General Account will be taken from the Fixed Allocations or the Guaranteed Interest Divisions starting with the Guarantee Period nearest its Maturity Date until such charges have been paid.

At any time while this Contract is in effect, you may change your election of this Option. To do this you must send us a written request to our Customer Service Center. Any change will take effect within seven days of the date we receive your request.


RLNY-IA-1080                          15

--------------------------------------------------------------------------------
                             Your Contract Benefits
--------------------------------------------------------------------------------

While this Contract is in effect, there are important rights and benefits that are available to you. We discuss these rights and benefits in this section.

Cash Value Benefit

Cash Surrender Value The Cash Surrender Value, while the Annuitant is living and before the Annuity Commencement Date, is determined as follows:
     (1) We take the Contract's Accumulation Value;
     (2) We adjust for any applicable Market Value Adjustment;
     (3) We deduct any Surrender Charges;
     (4) We deduct any charges shown in the Schedule that have been incurred but not yet deducted, including:
         (a)  any administrative charge that has not yet been deducted;
         (b)  the pro rata part of any charges for Optional Benefit Riders; and
         (c)  any applicable premium or other tax.

Cancelling to Receive the Cash Surrender Value
On or before the Annuity Commencement Date if the Annuitant is living, you may surrender this Contract to us. To do this, you must return this Contract with a signed request for cancellation to our Customer Service Center.

The Cash Surrender Value will vary daily. We will determine the Cash Surrender Value as of the date we receive the Contract and your signed request in our Customer Service Center. All benefits under this Contract will then end.

We will usually pay the Cash Surrender Value within seven days; but, we may delay payment as described in the Payments We May Defer provision.

Partial Withdrawal Option
After the Contract Date, you may make Partial Withdrawals. Partial Withdrawals may be subject to a Surrender Charge (see the Schedule). The minimum amount that may be withdrawn is shown in the Schedule. The maximum amount that may be withdrawn without Surrender Charge is shown in the Schedule. To take a Partial Withdrawal, you must provide us satisfactory notice at our Customer Service Center.

Proceeds Payable to the Beneficiary

Prior to the Annuity Commencement Date
If you die prior to the Annuity Commencement Date, we will pay the Beneficiary the Death Benefit based on the Benefit Option Package elected and in effect on the date of death. If there are joint Owners and any Owner dies, we will pay the surviving Owner(s) the Death Benefit. We will pay the amount on receipt of due proof of the Owner's death at our Customer Service Center. Such amount may be received in a single lump sum or applied to any of the Annuity Options (see Choosing an Income Plan). When the Owner (or all Owners where there are joint Owners) is not an individual, the Death Benefit will become payable on the death of the Annuitant prior to the Annuity Commencement Date (unless a Contingent Annuitant survived the Annuitant). Only one Death Benefit is payable under this Contract. In all events, distributions under the Contract must be made as required by applicable law.



RLNY-IA-1080                            16

--------------------------------------------------------------------------------
                       Your Contract Benefits (continued)
--------------------------------------------------------------------------------

How to Claim Payments to Beneficiary
We must receive proof of the Owner' s (or the Annuitant's) death before we will make any payments to the Beneficiary. We will calculate the Death Benefit as of the date we receive due proof of death. The Beneficiary should contact our Customer Service Center for instructions.



RLNY-IA-1080                        17

--------------------------------------------------------------------------------
                             Benefit Option Packages
--------------------------------------------------------------------------------

This Contract offers three Benefit Option Packages. The Option Package you elect is shown in the Schedule.

Election of Benefit Option Packages

On any Contract Anniversary prior to and including the date you reach Attained Age 80, you may elect to replace the Benefit Option Package in effect with one of the other Benefit Option Packages provided you are the sole Owner and you meet the eligibility criteria stated below. Such election must be received by us in writing at our Customer Service Center on or during the sixty day period immediately preceding the Contract Anniversary.

The effective date of the newly elected Benefit Option Package will be the Contract Anniversary at the end of the sixty day election period. We will issue another Schedule reflecting the new Benefit Option Package Chosen. This new Schedule will reflect the new Schedule Date and the revised Charges, if any, for the Benefit Option Package elected.

Special Funds

The  allocation  of  Accumulation  Value to the Fixed  Account,  the  Guaranteed
Interest Divisions and Divisions of the Separate Account may be subject to specific limitations or rules when calculating the Death Benefits provided in each of the Benefit Option Packages described below. Collectively, such allocations are called Special Funds. Special Funds, if any, are shown in the Schedule.

We may add newly available Divisions as Special Funds. We may also reclassify an existing Division as a Special Fund or remove such designation upon 30 days notice to you. Such reclassifications will apply to amounts transferred or otherwise allocated to such Division after the date of date of the change. We may reduce any applicable Mortality and Expense Risk Charge for that portion of the Contract allocated to a Special Fund.

Description of Benefit Option Package I

Benefit Option Package I is not available if, at the time of election, the Contract's Accumulation Value is less than $15,000 ($1,500 for Qualified Plans).

Death Benefit
The Death Benefit is the greatest of (i), (ii) and (iii) below, where:
(i)      is the Accumulation Value;
(ii)     is the Guaranteed Death Benefit;
(iii)    is the Cash Surrender Value.

Guaranteed Death Benefit
The Guaranteed Death Benefit for the Contract is equal to the sum of I and II below.
I.       The Guaranteed Death Benefit Base for non-Special Funds
II.      The Accumulation Value allocated to Special Funds

On the Contract Date, the Guaranteed Death Benefit Base for non-Special Funds is the initial premium allocated to non-Special Funds. On subsequent Valuation Dates, the Guaranteed Death Benefit Base for non-Special Funds is calculated as follows:
(1) Start with the Guaranteed Death Benefit Base for non-Special Funds from the prior Valuation Date.
(2) Add any additional premiums paid and allocated to non-Special Funds during the current Valuation Period to (1).
(3) Adjust (2) for any transfers to or from Special Funds during the current Valuation Period.


RLNY-IA-1080                           18

--------------------------------------------------------------------------------

(4) Subtract from (3) any Prorata Partial Withdrawal Adjustments for any Partial Withdrawal made from non-Special Funds during the current Valuation Period.

The Guaranteed Death Benefit Base for Special Funds has a corresponding definition, but with respect to amounts allocated to Special Funds.

Transfers from Special Funds to non-Special Funds will reduce the Guaranteed Death Benefit Base for Special Funds on a prorata basis. The resulting increase in the Guaranteed Death Benefit Base for non-Special Funds will equal the lesser of the reduction in the Guaranteed Death Benefit Base for Special Funds and the net Accumulation Value transferred.

Transfers from non-Special Funds to Special Funds will reduce the Guaranteed Death Benefit Base for non-Special Funds on a prorata basis. The resulting increase in the Guaranteed Death Benefit Base for Special Funds will equal the reduction in Guaranteed Death Benefit Base for non-Special Funds.

Prorata Partial Withdrawal Adjustments
For any partial withdrawal, the Death Benefit components will be reduced by Prorata Partial Withdrawal Adjustments. The Prorata Partial Withdrawal Adjustment to a Death Benefit component for a partial withdrawal is equal to (1) divided by (2) multiplied by (3), where: (1) is the Accumulation Value withdrawn; (2) is the Accumulation Value immediately prior to withdrawal; and
(3) is the amount of the applicable Death Benefit component immediately prior to the withdrawal. Separate adjustments will apply to amounts in the Special and non-Special Funds.

Change of Owner
A change of Owner will result in recalculation of the Option I Death Benefit and the Guaranteed Death Benefit. If the new Owner's Attained Age at the time of the change is less than 86, the Guaranteed Death Benefit in effect prior to the change will remain in effect and the Death Benefit provision shall apply. If the new Owner's Attained Age is 86 or greater at the time of the change, the Guaranteed Death Benefit will be zero, and the Death Benefit will then be the Cash Surrender Value.

Description of Benefit Option Package II

Benefit Option Package II is not available if there are Joint Contract Owners or if, at the time of election, the Contract's Accumulation Value is less than $5,000 ($1,500 for Qualified Plans).

Death Benefit
The Death Benefit is the greatest of (i), (ii), (iii) and (iv) below, where:
(i)      is the Accumulation Value;
(ii)     is the Guaranteed Death Benefit;
(iii)    is the Cash Surrender Value; and
(iv)     is the Minimum Death Benefit.

Minimum Death Benefit
The Minimum Death Benefit shall be the sum of the following:
         1.       The Accumulation Value allocated to Special Funds; and
     2.  Adjusted Premium for non-Special Funds.

Adjusted Premium for non-Special Funds shall mean all premium allocated to non-Special Funds, plus an adjustment for any amounts transferred to non-Special Funds, less a prorata adjustment for any amounts transferred or withdrawn from non-Special Funds. The amount of the prorata adjustment will equal (a) times (b) divided by (c), where (a) is the Adjusted Premium for non-Special Funds prior to the transfer or withdrawal; (b) is the Accumulation Value of the transfer or withdrawal; and (c) is the Accumulation Value allocated to non-Special Funds before the transfer or withdrawal. Adjusted Premium for Special Funds has the same definition, but with respect to amounts allocated to Special Funds.


RLNY-IA-1080                           19

--------------------------------------------------------------------------------

Transfers from Special Funds increase the Adjusted Premium for non-Special Funds by the lesser of the reduction of the Adjusted Premium for Special Funds and net Accumulation Value transferred. Transfers from non-Special Funds increase the Adjusted Premium for Special Funds by the reduction in the Adjusted Premium for non-Special Funds

Guaranteed Death Benefit
The Guaranteed Death Benefit for the Contract is equal to the sum of I and II below.
     I.  The Guaranteed Death Benefit Base for non-Special Funds
     II. The Accumulation Value allocated to Special Funds

On the Contract Date, the Guaranteed Death Benefit Base for non-Special Funds is the initial premium allocated to non-Special Funds. On subsequent Valuation Dates, the Guaranteed Death Benefit Base for non-Special Funds is calculated as follows:
(1) Start with the Guaranteed Death Benefit Base for non-Special Funds on the prior Valuation Date.
(2) Add to (1) any additional premium allocated to the non-Special Funds during the current Valuation Period and adjustments for transfers from Special Funds during the current Valuation Period and subtract from (1) any adjustment for transfers to Special Funds during the current Valuation Period and any Prorata Partial Withdrawal Adjustments for any Partial Withdrawals taken from non-Special Funds during the current Valuation Period.
(3)      On a Valuation Date that occurs on or prior to the Owner's Attained
         Age 90, which is also a Contract Anniversary, we set the Guaranteed Death Benefit Base for non-Special Funds equal to the greater of (2) or the Accumulation Value allocated to non-Special Funds. On all other Valuation Dates, the Guaranteed Death Benefit Base for non-Special Funds is equal to (2).

The Guaranteed Death Benefit Base for Special Funds has a corresponding definition, but with respect to amounts allocated to Special Funds.

Transfers from Special Funds to non-Special Funds will reduce the Guaranteed Death Benefit Base for Special Funds on a prorata basis. The resulting increase in the Guaranteed Death Benefit Base for non-Special Funds will equal the lesser of the reduction in the Guaranteed Death Benefit Base for Special Funds and the net Accumulation Value transferred.

Transfers from non-Special Funds to Special Funds will reduce the Guaranteed Death Benefit Base for non-Special Funds on a prorata basis. The resulting increase in the Guaranteed Death Benefit Base for Special Funds will equal the reduction in Guaranteed Death Benefit Base for non-Special Funds.

Prorata Partial Withdrawal Adjustments
For any partial withdrawal, the Death Benefit components will be reduced by Prorata Partial Withdrawal Adjustments. The Prorata Partial Withdrawal Adjustment to a Death Benefit component for a partial withdrawal is equal to (1) divided by (2) multiplied by (3), where: (1) is the Accumulation Value withdrawn; (2) is the Accumulation Value immediately prior to withdrawal; and
(3) is the amount of the applicable Death Benefit component immediately prior to the withdrawal. Separate adjustments will apply to amounts in the Special and non-Special Funds.

Change of Owner
If there is a change in ownership and the new Owner's Attained Age at the time of the change is less than 81, the Guaranteed Death Benefit in effect prior to the change will remain in effect and the provisions of the Benefit Option Package in effect at the time of the change, will continue to apply. If the new Owner's Attained Age at the time of the change is 81 or greater, or if Joint Owners are named, the provisions of Benefit Option Package I will apply and we will issue a new Schedule reflecting the Schedule Date and the revised charges, if any, applicable to Benefit Option Package I.


RLNY-IA-1080                           21

--------------------------------------------------------------------------------

Description of Benefit Option Package III

Benefit Option Package III is not available if there are Joint Contract Owners or if, at the time of election, the Contract's Accumulation Value is less than $5,000 ($1,500 for Qualified Plans).

Partial Withdrawal Option
As described in the Schedule, the maximum amount that can be taken as a Conventional Partial Withdrawal each Contract Year without being considered an Excess Partial Withdrawal is the Free Amount, equal to 10% of the Contract's Accumulation Value, determined as of the date of withdrawal. If Benefit Option Package III is elected, any percentage of the Free Amount not taken in any Contract Year, calculated as of the last withdrawal in that year, will accumulate to a maximum of 30%. If Option III is elected after the Contract Date, this right of accumulation will begin on the date Option III is elected.

Death Benefit
The Death Benefit is the greatest of (i), (ii), (iii) and (iv) below, where:
(i)      is the Accumulation Value;
(ii)     is the Guaranteed Death Benefit;
(iii)    is the Cash Surrender Value; and
(iv)     is the Minimum Death Benefit.

Minimum Death Benefit
The Minimum Death Benefit shall be the sum of the following:
1.       The Accumulation Value allocated to Special Funds; and
2.       Adjusted Premium for non-Special Funds.

Adjusted Premium for non-Special Funds shall mean all premium allocated to non-Special Funds, plus an adjustment for any amounts transferred to non-Special Funds, less a prorata adjustment for any amounts transferred or withdrawn from non-Special Funds. The amount of the prorata adjustment will equal (a) times (b) divided by (c), where: (a) is the Adjusted Premium for non-Special Funds prior to the transfer or withdrawal; (b) is the Accumulation Value of the transfer or withdrawal; and (c) is the Accumulation Value allocated to non-Special Funds before the transfer or withdrawal. Adjusted Premium for Special Funds has the same definition, but with respect to amounts allocated to Special Funds.

Transfers from Special Funds increase the Adjusted Premium for non-Special Funds by the lesser of the reduction of the Adjusted Premium for Special Funds and net Accumulation Value transferred. Transfers from non-Special Funds increase the Adjusted Premium for Special Funds by the reduction in the Adjusted Premium for non-Special Funds.

Guaranteed Death Benefit
The Guaranteed Death Benefit for the Contract is equal to the sum of I and II below.
I.       The Guaranteed Death Benefit Base for non-Special Funds
II.      The Accumulation Value allocated to Special Funds

On the Contract Date, the Guaranteed Death Benefit Base for non-Special Funds is the initial premium allocated to non-Special Funds. On subsequent Valuation Dates, the Guaranteed Death Benefit Base for non-Special Funds is calculated as follows:

(1) Start with the Guaranteed Death Benefit Base for non-Special Funds on the prior Valuation Date.

(2) Add to (1) any additional premium allocated to the non-Special Funds during the current Valuation Period and adjustments for transfers from Special Funds during the current Valuation Period and subtract from (1) any adjustment for transfers to Special Funds during the current Valuation Period and any Prorata Partial Withdrawal Adjustments for any Partial Withdrawals taken from non-Special Funds during the current Valuation Period.




RLNY-IA-1080                             22

--------------------------------------------------------------------------------

(3) On a Valuation Date that occurs on or prior to the Owner's Attained Age 90, which is also a Contract Anniversary, we set the Guaranteed Death Benefit Base for non-Special Funds equal to the greater of (2) or the Accumulation Value allocated to non-Special Funds. On all other Valuation Dates, the Guaranteed Death Benefit Base for non-Special Funds is equal to (2).

The Guaranteed Death Benefit Base for Special Funds has a corresponding definition, but with respect to amounts allocated to Special Funds.

Transfers from Special Funds to non-Special Funds will reduce the Guaranteed Death Benefit Base for Special Funds on a prorata basis. The resulting increase in the Guaranteed Death Benefit Base for non-Special Funds will equal the lesser of the reduction in the Guaranteed Death Benefit Base for Special Funds and the net Accumulation Value transferred.

Transfers from non-Special Funds to Special Funds will reduce the Guaranteed Death Benefit Base for non-Special Funds on a prorata basis. The resulting increase in the Guaranteed Death Benefit Base for Special Funds will equal the reduction in Guaranteed Death Benefit Base for non-Special Funds.

Prorata Partial Withdrawal Adjustments
For any partial withdrawal, the Death Benefit components will be reduced by Prorata Partial Withdrawal Adjustments The Prorata Partial Withdrawal Adjustment to a Death Benefit component is equal to (1) divided by (2), multiplied by (3), where: (1) is the Accumulation Value withdrawn; (2) is the Accumulation Value immediately prior to withdrawal; and (3) is the amount of the applicable Death Benefit component immediately prior to the withdrawal. Separate adjustments will apply to the amounts in the Special and non-Special Funds.

Change of Owner
If there is a change in ownership and the new Owner's Attained Age at the time of the change is less than 81, the Guaranteed Death Benefit in effect prior to the change will remain in effect and the provisions of the Benefit Option Package in effect at the time of the change, will continue to apply. If the new Owner's Attained Age at the time of the change is 81 or greater, or if Joint Owners are named, the provisions of Benefit Option Package I will apply and we will issue a new Schedule reflecting the Schedule Date and the revised charges, if any, applicable to Benefit Option Package I.

Continuation Upon Death of Owner - Applicable to All Benefit Option Packages

         Spousal Continuation Upon Death of Owner
If at the Owner's death, the surviving spouse of the deceased Owner is the Beneficiary and such surviving spouse elects to continue the Contract as their own pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of U.S. Treasury Department rules for qualified plans, the following will apply:

(a) If the greater of the Guaranteed Death Benefit or Minimum Guaranteed Death Benefit as of the date we receive due proof of death of the Owner, minus the Accumulation Value, also as of that date, is greater than zero, we will add such difference to the Accumulation Value. Such addition will be allocated to the Divisions of the Separate Account then available in the same proportion as the Accumulation Value in each available Division bears to the Accumulation Value in all such Divisions. If there is no Accumulation Value in any Division then available, the addition will be allocated to the Liquid Asset Division, or its successor.

(b) The Guaranteed Death Benefit and Minimum Guaranteed Death Benefit will continue to apply, with all age criteria using the surviving spouse's age as the determining age.

(c) At subsequent surrender, any Surrender Charge applicable to premiums paid prior to the date we receive due proof of death of the Owner will be waived. Any premiums paid later will be subject to any applicable Surrender Charge.

RLNY-IA-1080                            23

--------------------------------------------------------------------------------

Non Spousal Continuation upon Death of Owner

If, at the Owner's death, the non spouse beneficiary of the deceased Owner elects to continue the Certificate for the purpose of taking distributions pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of U.S. Treasury Department rules for qualified plans, the following will apply:

(a) If the greater of the Guaranteed Death Benefit and Minimum Guaranteed Death Benefit as of the date we receive due proof of death of the Owner, minus the Accumulation Value, also as of that date, is greater than zero, we will add such difference to the Accumulation Value. Such addition will be allocated to the Divisions of the Separate Account then available in the same proportion as the Accumulation Value in each available Division bears to the Accumulation Value in all such Divisions. If there is no Accumulation Value in any Division then available, the addition will be allocated to the Liquid Asset Division, or its successor.

(b) Thereafter, the Guaranteed Death Benefit and Minimum Guaranteed Death Benefit will no longer be available under this Contract, and the amount payable upon the death of the non spouse beneficiary, if such beneficiary dies while receiving distributions under this Contract, will be the Accumulation Value as of the date we receive due proof of such beneficiary's death.

(c) No additional premium payments may be made under this Contract following the date we receive due proof of death of the Owner.

(d) At subsequent surrender, any applicable Surrender Charges will be waived.

RLNY-IA-1080                            24

                             Choosing an Income Plan
--------------------------------------------------------------------------------
Annuity Benefits

If you and the Annuitant are living on the Annuity Commencement Date, we will begin making payments to you. We will make these payments under the Annuity Option (or Options) elected by you. You may elect to apply any portion of the Accumulation Value (minus any applicable premium tax) to any Annuity Option by making a written request at least 30 days prior to the Annuity Commencement Date. When the Annuity Option is elected, you must also tell us if payments are to be made as a Fixed Annuity, a Variable Annuity or some combination of Fixed and Variable Annuity. If Variable Annuity payments are elected, you must also select the Assumed Interest Rate (AIR) and specify the portion of the Accumulation Value (less any applicable premium tax) to be allocated to the available Divisions. If no Annuity Option has been elected by the Required Annuity Commencement Date shown in the Schedule, payments will be made as a Fixed Annuity under Option 2 on a 10-year period certain basis. The amount of the payments will be determined by applying the Accumulation Value on the Annuity Commencement Date in accordance with the Annuity Options section below (see Payments We May Defer). After payments begin, only those payable as Variable Annuity Payments under Option 1 may be commuted to a lump sum. The interest rate used to determine the commuted value will be the interest rate used to compute the Annuity Payments.

Before we pay any Annuity Benefits, we require the return of this Contract. If this Contract has been lost, we require the applicable lost Contract form.

Fixed Annuity Payments
If Fixed Annuity payments are chosen, the payment rate for the option chosen, shown in the tables in the Schedule, reflects the minimum guaranteed interest rate. Interest rates actually paid may be higher.

Variable Annuity Payments
If Variable Annuity payments are chosen, the initial payment for the option chosen, shown in the Schedule, reflects the Assumed Interest Rate selected by you. Thereafter, the Divisions must earn this rate plus enough to cover any deductions stated in the Schedule if future Annuity Payments are to remain level. If earnings exceed this amount, Annuity Payments will increase; if earnings are less, Annuity Payments will decrease.

Annuity Units

The Number of Annuity Units is based on the amount of the first Variable Annuity Payment which is equal to:

(1) The portion of the Accumulation Value applied to pay a Variable Annuity Payment (minus any applicable premium tax); divided by

(2)      1,000; multiplied by

(3) The payment rate in the tables shown in the Schedule for the option chosen.

Such amount, or portion, of the Variable Annuity Payment will be divided by the appropriate Annuity Unit Value on the tenth Valuation Date before the due date of the first payment to determine the number of Annuity Units. Thereafter, the number of Annuity Units remains unchanged. Each future payment is equal to the sum of the products of each Annuity Unit Value multiplied by the appropriate number of Annuity Units. The Annuity Unit Value on the tenth Valuation Date prior to the due date of the payment is used.

Annuity Unit Value
On any Valuation Date, an Annuity Unit Value is equal to:
(1)      The Annuity Unit Value on the previous Valuation Day; multiplied by
(2)      The Annuity Net Return Factor(s) for the Valuation Date; multiplied by
(3)      A Factor to reflect the AIR.

The Annuity Unit Value and Annuity Payment amount may go up or down due to investment gain or loss.

RLNY-IA-1080                            25

--------------------------------------------------------------------------------

Net Return Factor

The Net Return Factor(s) is(are) used to compute all Variable Annuity Payments for any Division in the Variable Separate Account. The Net Return Factor for each Division is equal to 1.0000 plus the Net Rate of Return.

The Net Rate of Return is equal to:

(1) The value of the  shares of the  Division  at the end of a  Valuation  Date;
minus

(2) The value of shares of the Division at the start of the Valuation Date; plus or minus

(3) Taxes (or reserves for taxes) on the Separate Account (if any); divided by

(4) The value of  shares of the  Division  at the start of the  Valuation  Date;
minus

(5) The daily Asset Based Administrative Charges and Mortality and Expense Risk Charges described in the Schedule for each day in the Valuation Period.

A Net Return Rate may be more or less than 0%.

The value of a share in a Division is equal to the net assets of the Division divided by the number of shares outstanding.

Annuity Payments shall not be changed due to mortality or expense results.

Allocation Changes

You have the right to request allocation changes among Divisions of the Variable Separate Account to any other Division then available. After the Annuity Commencement Date, allocation changes in excess of four in any Contract Year are subject to the Excess Allocation Charge as stated in the Schedule. After Annuity Payments begin, allocation changes are not allowed between values providing Fixed Annuity Payments and Variable Annuity Payments.

Annuity Commencement Date Selection

You select the Annuity Commencement Date. You may select any date following the first Contract Anniversary but before the required date of Annuity Commencement as shown in the Schedule. On the Annuity Commencement Date, the age of the Annuitant plus the number of years payments are guaranteed must not exceed 100. If you do not select a date, the Annuity Commencement Date will be in the month following the required date of Annuity Commencement.

Frequency Selection

You may choose the frequency of the Annuity Payments. They may be monthly, quarterly, semi-annually or annually. If we do not receive written notice from you, the payments will be made monthly.

The Income Plan

While this Contract is in effect and before the Annuity Commencement Date, you may choose one or more Annuity Options for the payment of Death Benefit proceeds. If, at the time of your death, no Option has been chosen for paying the Death Benefit proceeds, the Beneficiary may choose an Option within one year. You may also elect an Annuity Option on surrender of the Contract for its Cash Surrender Value. For each Option we will issue a separate written agreement putting the Option into effect.

Our approval is needed for any Option where:
     (1) the person named to receive payment is other than you or Beneficiary;
         or
     (2) the person named is not a natural person, such as a corporation; or
     (3) any income payment would be less than the minimum annuity income payment shown in the Schedule.

RLNY-IA-1080                         26

--------------------------------------------------------------------------------

The Annuity Options

Option 1.  Income for a Fixed Period

Payment is made in equal installments for a fixed number of years. The number of years must be at least 5 and not more than 30.

Option 2.  Single Life Income

Payment is made to the person named in equal monthly installments based on one of the following, as elected by you:

(a) Payments continue as long as the Annuitant is living and cease at the Annuitant's death.

(b) Payments continue for a period certain and continue thereafter as long as the Annuitant is living. The period certain may be between 5 and 30 years as specified by you.

(c) Payments continue as long as the Annuitant is living. At the Annuitant's death, the difference between the sum of the payments made and the Accumulation Value applied to this option is paid to the Beneficiary in a lump sum. This "Cash Refund" feature is available only if the total amount applied to the Option is taken as a Fixed Annuity payment.

Option 3.  Joint Life Income

This Option is available if there are two Annuitants, one of whom is designated the Primary Annuitant and the other the Secondary Annuitant. Monthly payments continue as long as at least one of the Annuitants is living based on one of the following, as elected by you:

(a) Payments continue as long as either Annuitant is living;

(b) Payments continue for a period certain and continue thereafter as long as either Annuitant is living. The period certain may be between 5 and 30 years as specified by you;

(c) Payments continue as long as either Annuitant is living. At the death of both Annuitants, the difference between the sum of the payments made and the Accumulation Value applied to this option is paid to the Beneficiary in a lump sum. This "Cash Refund" feature is available only if the total amount applied to the Option is taken as a Fixed Annuity payment.

If Fixed Annuity Payments are chosen under Options 1, 2(a), 2(b), 3(a) or 3(b), you may also elect to have payments increase annually at 1%, 2% or 3% compounded annually.

Payment may be made under any other method mutually agreed upon by you and us.

Betterment of Rates

Annuity Payments at the time of commencement will not be less than those that would otherwise be provided by the application of an amount to purchase any single premium immediate annuity offered by us at the time to the same class of annuitants. Such amount will be the greater of (1) the Cash Surrender Value; or
(2) ninety-five percent of what the Cash Surrender Value would be if there were no Surrender Charge applied.

Payment When Named Person Dies

When the person named to receive payment dies, we will pay any amounts still due as provided by the Option agreement. For Option 1 or for any remaining guaranteed payments in Options 2 or 3, payments will be continued until the end of the guaranteed period.


RLNY-IA-1080                          27

--------------------------------------------------------------------------------
                           Other Important Information
--------------------------------------------------------------------------------

Sending Notice to Us

Whenever written notice is required, send it to our Customer Service Center. The address of our Customer Service Center is shown on the cover page. Please include your Contract number in all correspondence.

Reports to Owner

We will send you a report at least once during each Contract Year. The report will be mailed to your last known address and will show the Accumulation Value, Cash Surrender Value and Death Benefit as of the end of the Contract Processing Period. The report will also show the allocation of the Accumulation Value as of such date and the amounts deducted from or added to the Accumulation Value since the last report. The report will also include any information that may be currently required by the insurance supervisory official of the jurisdiction in which the Contract is delivered.

We will also send you copies of any shareholder reports of the portfolios in which the Divisions of the Variable Separate Account invest, as well as any other reports, notices or documents required by law to be furnished to Owners.

Assignment - Using this Contract as Collateral Security

You can assign this Contract as collateral security for a loan or other obligation. This does not change the ownership. Your rights and any Beneficiary's right are subject to the terms of the assignment. The Beneficiary's rights may be subordinate to those of an assignee unless the Beneficiary was designated as an irrevocable Beneficiary prior to the assignment. To make or release an assignment, we must receive written notice satisfactory to us, at our Customer Service Center. We are not responsible for the validity of any assignment.

Changing this Contract

This Contract or any additional benefit riders may be changed to another annuity plan according to our rules at the time of the change.

Contract Changes - Applicable Tax Law

We reserve the right to make changes in this Contract or its Riders to the extent we deem it necessary to continue to qualify this Contract as an annuity. Any such changes will apply uniformly to all Contracts that are affected. You will be given advance written notice of such changes.

Misstatement of Age or Sex

If an age or sex has been misstated, the amounts payable or benefits provided by this Contract will be those that the Premium Payment made would have bought at the correct age or sex. If we make an underpayment due to the misstatement, the underpayment amount will be paid in one sum with interest credited at the rate of 3%. In case of an overpayment, the overpayment amount plus interest at 3% will be deducted from the current or succeeding payments

Non-Participating

This Contract does not participate in the divisible surplus of Reliastar Life Insurance Company of New York.

Contestability

This Contract is incontestable from its date of issue.

RLNY-IA-1080                           28

--------------------------------------------------------------------------------
                                        Other Important Information (continued)
--------------------------------------------------------------------------------


Payments We May Defer

We may not be able to determine the value of the assets of the Variable Separate Account Divisions because:
     (1) The NYSE is closed for trading;
     (2) the SEC determines that a state of emergency exists;
     (3) an order or pronouncement of the SEC permits a delay for the protection of Owners; or
     (4) the check used to pay the premium has not cleared through the banking system. This may take up to 15 days.

During such times, as to amounts allocated to the Divisions of the Variable Separate Account, we may delay:
     (1) determination and payment of the Cash Surrender Value;
     (2) determination and payment of any Death Benefit if death occurs before the Annuity Commencement Date;
     (3) allocation changes of the Accumulation Value; or
     (4) application of the Accumulation Value under an income plan.

As to the amounts allocated to a Guaranteed Interest Division in the General Account and as to amounts allocated to Fixed Allocations of the Fixed Account, we may, at any time, defer payment of the Cash Surrender Value for up to six months after we receive a request for it. We will allow interest of at least 3.00% a year or greater if required by state law, on any Cash Surrender Value payment derived from the Fixed Allocations or Guaranteed Interest Divisions that we defer 10 days or more.

Authority to Make Agreements

All agreements made by us must be signed by one of our officers. No other person, including an insurance agent or broker, has the authority to:

     (1) change any of this Contract's terms;
     (2) extend the time for Premium Payments; or
     (3) make any agreement binding on us.

Required Note on Our Computations

We have filed a detailed statement of our computations with the insurance supervisory official in the jurisdiction where this Contract is delivered. The values are not less than those required by the law of that state or jurisdiction. Any benefit provided by an attached Optional Benefit Rider will not increase these values unless otherwise stated in that Rider.




RLNY-IA-1080                        29

RLNY-IA-1080

















































Flexible Premium Deferred Combination Variable and Fixed Annuity Contract
 - No Dividends
--------------------------------------------------------------------------------

Variable Cash Surrender Values while the Annuitant and Owner are living and prior to the Annuity Commencement Date. Death Benefit subject to guaranteed minimum. Partial Withdrawal Option. Non-participating. Investment results reflected in values.

RLNY-IA-1080